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                                                                     EXHIBIT 3.4


                         AMENDED AND RESTATED BY-LAWS

                                      OF

                          SCHEIN PHARMACEUTICAL, INC.

                                  ----------



                                  ARTICLE  I
                                  ----------

                                    OFFICES

               The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS

               SECTION 1. PLACE OF MEETINGS. Meetings of stockholders shall be
                          -----------------
held at the principal office of the Corporation or such place within or without the State of Delaware as the Board of Directors shall authorize.

               SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders
                          ---------------
for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such times as may be fixed from time to time by the Board of Directors. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

               SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may
                          ----------------
be called by the Board of Directors or by the Chairman of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

               SECTION 4.  NOTICE OF MEETINGS OF STOCKHOLDERS.  Written notice,
                           ----------------------------------
stating the place, date and time of the meeting, the purpose or purposes of the meeting and, unless
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it is the annual meeting, an indication that it is being issued by or at the direction of the person or persons calling the meeting, shall be given to each stockholder entitled to vote thereat, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required by law or if the time and place are announced at the meeting at which the adjournment is taken, provided that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 or more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

               SECTION 5. FIXING RECORD DATE. In order that the Corporation may
                          ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting or further notice is required by statute.

               SECTION 6. QUORUM. Except as otherwise required by law, by the
                          ------
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present, and at the adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

               SECTION 7. WAIVERS. Notice of meeting need not be given to any
                          -------
stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


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               SECTION 8. PROXIES. Each stockholder entitled to vote at a
                          -------
meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

               SECTION 9.  VOTING RIGHTS OF STOCKHOLDERS.  Every stockholder of
                           -----------------------------
record shall be entitled at every meeting of the stockholders to one vote for each share standing in such stockholder's name on the record of stockholders of the Corporation, unless otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws.

               SECTION 10. VOTING. Except as otherwise provided by law or by the
                           ------
Certificate of Incorporation, all elections for directors shall be decided by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election, and all other corporate action to be taken by stockholder vote shall be authorized by a majority of the votes cast at a meeting of stockholders. All voting for the election of directors shall be by ballot.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS

               SECTION 1. NUMBER, QUALIFICATION AND TERM OF OFFICE. Except as
                          ----------------------------------------
may otherwise be provided in the Certificate of Incorporation or by law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors of five directors, which number may from time to time be increased or decreased by vote of majority of the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. One class of directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast. The nomination, classification and term of directors shall be governed by the Corporation's certificate of incorporation.

               SECTION 2.  PLACE OF BOARD MEETINGS.  Meetings of the Board of
                           -----------------------
Directors, regular or special, may be held at the office of the Corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine or as may be specified in the notice of any meeting.

               SECTION 3. ANNUAL MEETINGS. An annual meeting of the Board of
                          ---------------
Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders for the purposes of electing officers of the Corporation and the committees of the Board of Directors and transacting any other business which may properly come before the meeting. Notice of annual meetings of the Board of Directors need not be given in order legally to constitute the meeting, provided a quorum shall be present.

               SECTION 4.  REGULAR MEETINGS.  Regular meetings of the Board of
                           ----------------
Directors may be held at such places and times as shall be determined from time to time by

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resolution of the directors or at such other times and dates as the Chairman of the Board or President shall determine and as shall be specified in the notice of such meetings. Regular meetings may be held without notice if the time and place of such meetings are fixed by the ByLaws or the Board of Directors. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

               SECTION 5.  SPECIAL MEETINGS.  Special meetings of the Board of
                           ----------------
Directors may be called by the Secretary of the Corporation upon the written request of the Chairman of the Board or President or any two directors.

               SECTION 6. NOTICE OF MEETINGS. Notice of each special meeting of
                          ------------------
the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 6, which notice shall state the time, place and, if required by statute or these By-Laws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage thereon prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held. Any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

               SECTION 7. WAIVERS. Notice of a meeting need not be given to any
                          -------
director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because of lack of notice of the meeting.

               SECTION 8. QUORUM OF DIRECTORS. Unless otherwise provided in the
                          -------------------
Certificate of Incorporation or these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business or of any specified item of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

               SECTION 9.  PARTICIPATION IN MEETINGS WITHOUT PHYSICAL
                           ------------------------------------------
PRESENCE. Any or all members of the Board or any committee of the Board may
--------
participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

               SECTION 10. BOARD ACTION. Unless otherwise provided in the
                           ------------
Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present shall be the act of the Board. Each director shall have one vote regardless of the number of shares, if any, which he or she may hold.

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               SECTION 11.  ACTION WITHOUT MEETING.  Any action required or
                            ----------------------
permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be. The written consent or consents to each such action, including the resolutions adopted thereby, shall be filed with the minutes of the proceedings of the Board of Directors or of the committee taking such action.

               SECTION 12. REMOVAL OF DIRECTORS. Subject to the general
                           --------------------
stockholders agreement dated September 30, 1994 among Schein Holdings, Inc. (now Schein Pharmaceutical, Inc.), Miles Inc. ("Miles") and certain stockholders of Schein Holdings, Inc. (the "General Stockholders Agreement"), any director or directors may be removed with cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, pursuant to Section 14 of this Article III.

               SECTION 13. RESIGNATION. Any director may resign at any time.
                           -----------
Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 14.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
                            -----------------------------------------
Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled in a manner that does not contravene the provisions of Section 1 of the General Stockholders Agreement. The provisions of the preceding sentence may be amended only with the written consent of Bayer Corporation ("Bayer," formerly Miles), and shall be of no further force or effect upon the termination of Bayer's rights under Section 1 of the General Stockholders Agreement, as provided in Section 1.5 of the General Stockholders Agreement. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders at which the election of such director is in the regular order of business and until his or her successor has been elected and qualified.

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                                  ARTICLE IV
                                  ----------

                          SPECIAL NOTICE REQUIREMENTS

               Except for an action by unanimous written consent of the Board of Directors pursuant to Article SIXTH of the corporation's certificate of incorporation, no action or meeting of directors or stockholders of the Corporation shall have any force or effect, unless the action or meeting is taken or held (a) in the case of meetings of stockholders or directors of the Corporation, or any other action of stockholders or directors of the Corporation, upon at least 15 business days' prior written notice to Bayer and Bayer's nominee(s) to the Board of Directors and any observer of Bayer (as provided in Section 1.1 of the General Stockholders Agreement) and (b) in the case of any actions or meetings of directors or stockholders of the Corporation, where in the good faith judgment of the Chairman of the Board of Directors, the circumstances require an action or a meeting to be held upon fewer than 15 business days' prior written notice, upon at least 24 hours (in the case of actions or meetings of directors) and five business days (in the case of actions or meetings of the stockholders) prior written notice to Bayer and Bayer's nominee(s) to the Board of Directors and any observer of Bayer (as provided in Section 1.1 of the General Stockholders Agreement), unless Bayer or the Bayer's nominee(s) to the Board of Directors, as the case may be, shall otherwise have expressly agreed to a shorter period of prior written notice or waived such notice in writing. The provisions of this Article IV may be amended only with the written consent of Bayer, and shall be of no further force or effect upon the termination of Bayer's rights under Section 1.4 of the General Stockholders Agreement, as provided in Section 1 of the General Stockholders Agreement.

                                   ARTICLE V
                                   ---------

                                   OFFICERS

               SECTION 1. OFFICERS. The Board of Directors at its meeting
                          --------
following the annual meeting of stockholders shall elect a Chairman of the Board, a President, one or more Vice-Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), a Secretary, a Treasurer and such other officers as it may from time to time determine, each of whom shall have such duties, powers and functions as provided in these By-Laws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person.

               SECTION 2.  ELECTION OR APPOINTMENT AND TERM OF OFFICE.
                           ------------------------------------------
Each officer shall be elected or appointed by the Board of Directors to hold office until the next annual meeting of the Board of Directors and until such officer's successor is elected or appointed and qualified, or until such earlier date as shall be prescribed by the Board of Directors at the time of his or her election or appointment or until an earlier resignation, removal or displacement from office. Any officer may be removed at any time, with or without cause, by vote of a majority of the Board of Directors.


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               SECTION 3. VACANCIES. In the event of the resignation, removal or
                          ---------
other displacement from office of an officer elected or appointed by the Board of Directors, the Board, in its sole discretion, may elect or appoint a successor to fill the unexpired term.

               SECTION 4. THE CHAIRMAN OF THE BOARD. The Chairman of the Board
                          -------------------------
shall be the chief executive officer of the Corporation and shall have such powers and duties as generally pertain to the responsibilities of chief executive officer, including the management of the business and affairs of the Corporation, subject only to the control and direction of the Board of Directors. The Chairman of the Board shall, when present, preside as chairman at all meetings of the stockholders and of the Board of Directors.

               SECTION 5. THE PRESIDENT. The President reporting to the Chairman
                          -------------
of the Board, shall have such powers and duties as may be conferred by the Board of Directors or as may be determined from time to time by the Chairman of the Board, subject to the control and direction of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at meetings of the stockholders and of the Board of Directors.

               SECTION 6. OTHER OFFICERS. The other officers of the Corporation,
                          --------------
subject and reporting to the Chairman of the Board and/or President, as determined from time to time by the Board of Directors, shall each have such powers and duties generally pertaining to their respective offices.

               SECTION 7.  SHARES OF OTHER CORPORATIONS.  Whenever the
                           ----------------------------
Corporation is the holder of shares of any other Corporation, any or all rights and powers of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings, and execution of waivers, consents and proxies) may be exercised on behalf of the Corporation by the Chairman of the Board, the President or by such other person as the Board of Directors may authorize.

                                  ARTICLE VI
                                  ----------

                            CERTIFICATES FOR SHARES

               SECTION 1.  CERTIFICATES.  The certificates for shares of the
                           ------------
Corporation shall be in such form as shall be determined by the Board of Directors.

               SECTION 2. FRACTIONAL SHARES. The Corporation may, but shall not
                          -----------------
be required to, issue fractions of a share. If the Corporation does not in any case issue a fraction of a share, it shall instead pay to the stockholder an amount in cash in lieu of such fraction of a share equal to the fair market value of such fraction of a share, as determined in good faith by the Board of Directors. In addition, the Corporation may at any time elect to pay to each holder of a fraction of a share an amount in cash in lieu of such fraction of a share equal to the fair market value of such holder's fraction of a share, as determined in good faith by the Board of Directors.

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               SECTION 3.  LOST, MUTILATED, STOLEN OR DESTROYED CERTIFICATES.
                           -------------------------------------------------
The Corporation may issue a new certificate or new certificates in place of any certificate theretofore issued by the Corporation alleged to have been lost, mutilated, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, mutilated, stolen or destroyed.

               SECTION 4.  TRANSFER AGENT AND REGISTRAR; REGULATIONS.  The
                           -----------------------------------------
Board of Directors may appoint transfer agents or registrars, or both, and may require all share certificates to bear the signature of either or both. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

               SECTION 5. TRANSFER OF SHARES. Upon surrender to the Corporation
                          ------------------
or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause the transfer agent to issue a new certificate to the person entitled thereto, shall cancel the old certificate and shall record such transfer upon the books of the corporation.

                                  ARTICLE VII
                                  -----------

                                    GENERAL

               SECTION 1.  FISCAL YEAR.  The fiscal year of the Corporation
                           -----------
shall be fixed and may from time to time be changed by resolution of the Board of Directors.

               SECTION 2.  SEAL.  The seal of the Corporation, if any, shall be
                           -----
circular in form and bear the name of the Corporation, and the year and the state of its organization.

               SECTION 3. AMENDMENTS. These By-Laws may be amended or repealed
                          ----------
or new By-Laws may be adopted by the affirmative vote of a majority of the stockholders, unless a greater percentage is required by the Certificate of Incorporation or these By-Laws, at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-Laws is one of the purposes of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors given at any meeting, unless a greater percentage is required by the Certificate of Incorporation or these By-Laws, if the notice thereof mentions that amendment or repeal or the adoption of new By-Laws is one of the purposes of such meeting; provided, however, that if any By-Laws regulating an impending election of directors is adopted or amended or repealed by the Board of Directors there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Laws so adopted or amended or repealed, together with a concise statement of the changes made.

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